Exhibit 99.5

Noteholder’s Instructions Form

to Broker or Bank with respect to the

Convertible Note Exchange Offer and Consent Solicitation Relating to 4.50% Convertible
Notes due 2015 Issued by Six Flags, Inc. (the “SFI Convertible Notes”) CUSIP:
83001PAJ8

To My Account Executive:

I acknowledge receipt of the Offering Memorandum and Consent Solicitation, dated May 6, 2009 (the “Offering Memorandum and Consent Solicitation Statement”), of Six Flags, Inc.  This Noteholder’s Instructions instructs you to exchange (“exchange”) my SFI Convertible Notes to Six Flags, Inc.  I understand that my exchange must be made in accordance with, and is subject to the terms set forth in the Offering Memorandum and Consent Solicitation Statement.  I understand that by exchanging my SFI Convertible Notes, I simultaneously deliver my consent to the Proposed Amendments detailed in the Offering Memorandum and Consent Solicitation Statement.  If I want to retain my SFI Convertible Notes, I have instructed you not to exchange my SFI Convertible Notes.

1. The Terms of My Exchange:

☐ YES.

Please exchange my SFI Convertible Notes as indicated below:

CUSIP #	Par Amount of SFI Convertible Notes to Exchange
$
$
$

☐ No.

Please do not exchange my SFI Convertible Notes.

2. My Name, Signature, Account Number, Address and Telephone Number:

Print Certificate owner’s Name(s):			Signature(s):

X

X

Dated:
Street Address

Account No.:
City	State	Zip

Country

Telephone Number

This completed and signed Noteholder’s Instruction must be immediately delivered to your broker or bank.  The Expiration Date of this offer is 11:59 P.M., NEW YORK CITY TIME, ON JUNE 25, 2009, unless extended. Tendered SFI Convertible Notes may be withdrawn and consents to the Proposed

Amendments may be revoked at any time on or prior to June 25, 2009 (the “Expiration Date”).  It is a condition to the Convertible Note Exchange Offer that at least 95% of the outstanding aggregate principal amount of the SFI Convertible Notes are validly tendered for exchange and not revoked by 5:00 p.m., New York City time, on May 28, 2009 and that the holders of such SFI Convertible Notes do not withdraw their SFI Convertible Notes on or prior to the Expiration Date.  SFI Convertible Notes properly tendered and accepted are not revocable after the Expiration Date.  In order to allow sufficient time for processing your tender instruction prior to the Expiration Date, please return your Noteholder’s Instruction Form as promptly as possible.